January 28, 2015

U.S. Securities and Exchange Commission Office of the Chief Accountant	Grant Thornton LLP Two Commerce Square 2001 Market St., Suite 700 Philadelphia, PA 19103 T 215.561.4200 F 215.561.1066 www.GrantThornton.com
100 F Street, NE
Washington, DC 20549

Re: American Realty Capital Healthcare Trust III, Inc.

File No. 333-196302

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Realty Capital Healthcare Trust III, Inc. dated January 28, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP